									Exhibit 99.2

Apple Inc.
Q1 2017 Unaudited Summary Data
(Units in thousands, Revenue in millions)

	Q1 2017		Q4 2016		Q1 2016		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$31,968		$20,229		$29,325		58%		9%
Europe		18,521		10,842		17,932		71%		3%
Greater China		16,233		8,785		18,373		85%		-12%
Japan		5,766		4,324		4,794		33%		20%
Rest of Asia Pacific		5,863		2,672		5,448		119%		8%
Total Apple		$78,351		$46,852		$75,872		67%		3%

	Q1 2017		Q4 2016		Q1 2016		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	78,290	$54,378	45,513	$28,160	74,779	$51,635	72%	93%	5%	5%
iPad (1)	13,081	5,533	9,267	4,255	16,122	7,084	41%	30%	-19%	-22%
Mac (1)	5,374	7,244	4,886	5,739	5,312	6,746	10%	26%	1%	7%
Services (2)		7,172		6,325		6,056		13%		18%
Other Products (1)(3)		4,024		2,373		4,351		70%		-8%
Total Apple		$78,351		$46,852		$75,872		67%		3%

(1)		Includes deferrals and amortization of related software upgrade rights and non-software services.
(2)		Includes revenue from Digital Content and Services, AppleCare, Apple Pay, licensing and other services.
(3)		Includes sales of Apple TV, Apple Watch, Beats products, iPod and Apple-branded and third-party accessories.